Exhibit (a) (1)

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “FACTORETF TRUST”, FILED IN THIS OFFICE ON THE FIRST

DAY OF JULY, A.D. 2009, AT 8:20 O’CLOCK P.M.

State of Delware Secretary of State Division of Coroporations Delivered 09:35 PM 07/01/2009 Filed 08:20 PM 07/01/2009 SRV 090668617 - 4705410 FILE

CERTIFICATE OF TRUST
OF
FACTORETF TRUST

This Certificate of Trust of FactorETF Trust, a statutory trust (the “Trust”), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 Del, C. §§3801 et seq.) (the “Act”), sets forth the following:

FIRST:           The name of the statutory trust formed hereby is FactorETF Trust.

SECOND:      The registered office of the Trust in the State of Delaware is 300 Delaware Avenue, Suite 800, Wilmington, New Castle County, Delaware 19801.  The name of the Trust’s registered agent is SR Services, LLC.

THIRD:          The Trust formed hereby is or will become within 180 days of its first issuance of benficial interests, an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. §§80a-1 et seq).

FOURTH:       Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the government instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have duly executed this Certificate of Trust as of the 30th day of June, 2009.  This instrument may be signed in one or more counterparts.